Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191600) pertaining to the 2013 Equity Incentive Plan of Cherry Hill Mortgage Investment Corporation of our report dated March 26, 2014, with respect to the consolidated financial statements of Cherry Hill Mortgage Investment Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

New York, New York

March 26, 2014

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